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                                                                     EXHIBIT 21.
SUBSIDIARIES
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
 Antura S.A.R.L.                                       Microsoft Informatica Limitada (Brazil)
 ASCII Network Technology, Inc. (Japan JV)             Microsoft Institute PTY Limited
 CorporacionMicrosoft Del Ecuador S.A.                 Microsoft International BV (The Netherlands)
 Corporation MS 90 de Venezuela SA                     Microsoft Israel Ltd.
 Dram Realty, Inc.                                     Microsoft Kft (Hungary)
 Dreamworks Interactive L.L.C. (U.S. JV)               Microsoft Limited (U.K.)
 Forethought Inc.                                      Microsoft (Thailand) Limited
 Fox Software GmbH (Germany)                           Microsoft (S.A.) (Proprietary) Limited (South Africa)
 Fox Software, Inc.                                    Microsoft Manufacturing B.V. (Ireland manufacturing)
 Fox Software (U.K.) Limited                           Microsoft Maroc S.A.R.L. (Morocco)
 Fox Software S.A.R.L. (France)                        Microsoft Mexico, S.A. de C.V.
 GraceMac Corporation                                  Microsoft New Zealand Limited
 HomePlate, Inc.                                       Microsoft Norge AS (Norway)
 ImageWare Research and Development, Inc. (Canada)     Microsoft N.V. (Belgium)
 Microsoft A.O. (Russia)                               Microsoft Oy (Finland)
 Microsoft AG (Switzerland)                            Microsoft Perc, S.A.
 Microsoft Aktiebolag (Sweden)                         Microsoft Phillipines, Inc.
 Microsoft B.V. (The Netherlands)                      Microsoft Properties France S.A.R.L.
 Microsoft Bilgisayar Yazilim Hizmetleri Limited       Microsoft Properties UK Limited
   Sirketi (Turkey)
 Microsoft Canada Inc.                                 Microsoft Pty Limited (Australia)
 Microsoft Caribbean, Inc. (Puerto Rico)               Microsoft Puerto Rico, Inc. (Manufacturing)
 Microsoft CH (Korea)                                  Microsoft Rendermorphics Limited (U.K.)
 Microsoft Chile S.A.                                  Microsoft (Malaysia) Sdn. Bhd.
 Microsoft Colombia Inc.                               Microsoft Singapore Pte Ltd
 Microsoft Company, Limited (Japan)                    Microsoft Slovakia s.r.o.
 Microsoft Coris, S.P.A. (Italy JV)                    MSFT-Software Para Microcomputadores, LDA (Portugal)
 Microsoft Corporation-Beijing Representative Office   Microsoft S.p.A. (Italy)
   (The Peoples Republic of China)
 Microsoft Corporation (Dubai Branch)                  Microsoft sp. z.o.o. (Poland)
 Microsoft Corporation Limitada (Colombia)             Microsoft s.r.o. (Czech Republic)
 Microsoft Corporation (India) Private Limited         Microsoft Taiwan Corporation
 Microsoft d.o.o., Ljubljana (Slovenia)                Microsoft Venezuela, S.A.
 Microsoft Danmark ApS (Denmark)                       Microsoft Workgroup Canada, Inc.
 Microsoft de Argentina S.A.                           MSHC Inc. (Holding Company)
 Microsoft De Centroamerica S.A. (Costa Rica)          NRI India, Inc.
 Microsoft Distribution Limited (Ireland)              On Australia Pty. Limited (Australia JV)
 Microsoft Europe S.A.R.L. (European Headquaters)      SoftCapital, Inc.
 Microsoft France S.A.R.L.                             SOFTIMAGE France S.A.R.L.
 Microsoft FSC Corp.                                   SOFTIMAGE, Inc. (Canada)
 Microsoft Gesellschaft m.b.H. (Austria)               SOFTIMAGE, Italy S.R.L.
 Microsoft G.m.b.H. (Germany)                          SOFTIMAGE U.K. Limited
 Microsoft Hellas S.A. (Greece)                        Technology Resources Management Corporation
 Microsoft Hong Kong Limited                           The Monotype Corporation
 Microsoft Iberica S.R.L. (Spain)
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